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                                                                   EXHIBIT 10.14


              Amendment to Employment and Stock Ownership Agreement


This Amendment to the Employment and Stock Ownership Agreement, by and between Energy Partners, Ltd. and Wayne A. Greenwalt, is dated March 4, 1999.

WHEREAS, the parties hereto executed the Employment and Stock Ownership Agreement, dated June 5, 1998 (the "Agreement"); and

WHEREAS, it is in the best interests of the parties to amend said "Agreement" as set forth hereinbelow.

NOW, THEREFORE, in consideration for the mutual promises and covenants so set forth, the parties agree as follows:

1. The first sentence of Paragraph 2.15 shall be amended to read as follows:

                  Notwithstanding anything herein to the contrary, in the event Employee does not become a full-time employee of the Company on or before December 31, 1999, Richard A. Bachmann shall purchase and the Employee shall sell the Shares to Richard A. Bachmann at a price equal to the consideration paid by the Employee for the Shares.

IN WITNESS WHEREOF, the parties hereto have set forth their hand and seal on the day, month and year first above written in multiple originals, each of which shall have the same force and effect as if it were the sole original.

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WITNESSES:                               ENERGY PARTNERS, LTD.


                                         By:
---------------------------                  ----------------------------------
                                             Richard A. Bachmann


---------------------------


---------------------------              WAYNE A. GREENWALT



                                         By:
---------------------------                  ----------------------------------


---------------------------              Acknowledged and agreed to the terms
                                         hereof:


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                                         Spouse
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